UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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McEwen Mining Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MCEWEN MINING REMINDER OF THE ANNUAL MEETING OF SHAREHOLDERS

Tune in and Learn About Our Progress

TORONTO, June 22, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reminds investors that its annual meeting of shareholders will be held virtually at:

www.meetingcenter.io/236635772

on June 28, 2021

at 4:00 p.m. Eastern Time.

The formal part of the meeting will be followed by a company presentation by management providing an update on our operations, project developments and expansion plans, and by a question-and-answer session.

The event will be archived and become available on our company’s website at

https://www.mcewenmining.com/media.

ABOUT MCEWEN MINING

McEwen Mining is in the midst of a turnaround. It is a diversified gold and silver producer and explorer focused in the Americas, with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

CONTACT INFORMATION:

Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9